UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2021

NRG ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15891 (Commission File Number)	41-1724239 (IRS Employer Identification No.)

910 Louisiana Street, Houston, Texas 77002
(Address of principal executive offices, including zip code)

(609) 524-4500
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	NRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On August 9, 2021, NRG Energy, Inc. (“NRG”) issued a press release announcing its proposed offering (the “Offering”), and a press release announcing the pricing of such Offering, of $1.1 billion in aggregate principal amount of 3.875% senior notes due 2032 (the “Notes”). Copies of the press releases announcing the Offering and the pricing of the Offering are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and incorporated by reference herein.

Also on August 9, 2021, NRG issued a notice of conditional redemption (the “Conditional Redemption Notice”) to (i) the holders of the $1.0 billion outstanding aggregate principal amount of NRG’s 7.25% senior notes due 2026 (the “2026 Notes”), pursuant to the Indenture, dated as of May 23, 2016 (the “Base Indenture”), by and between NRG and Delaware Trust Company (as successor in interest to Law Debenture Trust Company of New York), as trustee (the “Trustee”), as amended and supplemented by the Supplemental Indenture, dated as of May 23, 2016, by and among NRG, the guarantors party thereto and the Trustee (the “2026 Notes Supplemental Indenture”), and (ii) the holders of the $1.23 billion outstanding aggregate principal amount of NRG’s 6.625% senior notes due 2027 (the “2027 Notes”), pursuant to the Base Indenture, as amended and supplemented by the Third Supplemental Indenture, dated as of August 2, 2016, by and among NRG, the guarantors party thereto and the Trustee (the “2027 Notes Supplemental Indenture”). Pursuant to the Conditional Redemption Notice, NRG has elected, subject to the condition described below, to redeem (the “Redemption”) all of the 2026 Notes and $355 million of the 2027 Notes on August 24, 2021 (the “Redemption Date”). The redemption price for the 2026 Notes, as set forth in the 2026 Notes Supplemental Indenture, is equal to 103.625% of the principal amount of such 2026 Notes redeemed, plus accrued and unpaid interest thereon to the Redemption Date. The redemption price for the 2027 Notes, as set forth in the 2027 Notes Supplemental Indenture, is equal to 103.313% of the principal amount of such 2027 Notes redeemed, plus accrued and unpaid interest thereon to the Redemption Date. The Redemption will be conditioned upon NRG’s consummation of an offering of senior unsecured notes in an aggregate principal amount that results in gross proceeds to NRG of at least $1.1 billion, on or before the business day prior to the Redemption Date.

This Current Report on Form 8-K does not constitute a notice of redemption under the Base Indenture, 2026 Notes Supplemental Indenture or 2027 Notes Supplemental Indenture, nor an offer to purchase any 2026 Notes, 2027 Notes or any other security.

Item 9.01.	Financial Statements and Exhibits.

(d)            Exhibits

Exhibit No.	Description

99.1	Press Release, dated August 9, 2021, announcing the Offering.

99.2	Press Release, dated August 9, 2021, announcing the pricing of the Offering.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the IXBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 9, 2021	NRG Energy, Inc.
(Registrant)

	By:	/s/ Christine A. Zoino
Christine A. Zoino
Corporate Secretary

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